UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2013

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 1, 2013, Allergan, Inc., a Delaware corporation (“Allergan”), completed its acquisition of all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of MAP Pharmaceuticals, Inc., a Delaware corporation (“MAP”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 22, 2013, by and among Allergan, Groundhog Acquisition, Inc. (“Purchaser”) and MAP.

Allergan’s acquisition of the Shares was structured as a two-step transaction, with a cash tender offer by Purchaser for the Shares at a price of $25.00 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 31, 2013, and the related Letter of Transmittal, each as amended and supplemented from time to time, filed by Allergan and Purchaser with the U.S. Securities and Exchange Commission on January 31, 2013 (the “Offer”), followed by the merger of Purchaser with and into MAP, with MAP surviving as a wholly-owned subsidiary of Allergan (the “Merger”).

The Offer expired at 12:00 midnight, New York City time, on Thursday, February 28, 2013. According to the final report of American Stock Transfer & Trust Company, LLC, the depositary for the Offer, an aggregate of approximately 30,500,220 Shares were validly tendered and not properly withdrawn prior to the expiration of the Offer, representing approximately 85.5% of all outstanding Shares and approximately 75.1% of all outstanding Shares on a fully diluted basis. On March 1, 2013, Purchaser accepted for payment all Shares validly tendered and not properly withdrawn prior to the expiration of the Offer and made payment for such Shares in accordance with the terms and conditions of the Offer and applicable law. On March 1, 2013, Allergan issued a press release, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the successful completion of the Offer, exercise of the Top-Up Option (as defined below) and intent to effect the Merger pursuant to the “short-form” procedures under applicable Delaware law.

In order to obtain a sufficient number of Shares to effect a short-form merger under applicable Delaware law, on March 1, 2013, Purchaser exercised its option under the Merger Agreement (the “Top-Up Option”) to purchase from MAP a number of newly issued Shares (the “Top-Up Shares”) in an amount equal to the lowest number of Shares that, when added to the number of Shares owned by Allergan and Purchaser at the time of the exercise of the Top-Up Option, constituted one Share more than 90% of the number of Shares then outstanding (after giving effect to the issuance of the Top-Up Shares). Immediately following the issuance of the Top-Up Shares to Purchaser, Purchaser owned in excess of 90% of the outstanding Shares at such time.

Following Purchaser’s acceptance for payment of all Shares validly tendered and not properly withdrawn pursuant to the Offer on March 1, 2013, and Purchaser’s subsequent exercise of the Top-Up Option, Allergan and Purchaser completed the Merger in accordance with the applicable provisions of Delaware law that authorized completion of the Merger without a vote or meeting of the stockholders of MAP. MAP survived the Merger as a wholly-owned subsidiary of Allergan. The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger

Agreement, a copy of which was filed as Exhibit 2.1 to Allergan’s Current Report on Form 8-K filed with the SEC on January 23, 2013 and is incorporated herein by reference.

The aggregate consideration paid by Allergan in the Merger was approximately $960 million, plus related transaction fees and expenses.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Allergan, Inc. on March 1, 2013 (incorporated by reference to Exhibit (a)(5)(E) to Amendment No. 2 to the Schedule TO of Allergan, Inc. and Groundhog Acquisition, Inc. filed with the SEC on March 1, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date:	March 1, 2013	By:	/s/ Matthew J. Maletta
		Name:	Matthew J. Maletta
		Title:	Vice President,
Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Allergan, Inc. on March 1, 2013 (incorporated by reference to Exhibit (a)(5)(E) to Amendment No. 2 to the Schedule TO of Allergan, Inc. and Groundhog Acquisition, Inc. filed with the SEC on March 1, 2013).